SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

   Date of Report
February 13, 2001

                     CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

              0-8401
(Commission File Number)

                54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                  Arlington, Virginia 22201
(Address of principal executive offices) (Zip code)

                           (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OF ASSETS.

On December 6, 2000, CACI International Inc announced that it has completed its acquisition of the federal services business and related assets (the "Federal Services Busines") of N.E.T. Federal, Inc., a subsidiary of Network Equipment Technologies, Inc. (now doing business as net.com). The acquisition became effective at 12:01 a.m. EST on December 2, 2000. The consideration paid to net.com at closing was $25,000,000, and CACI also paid $1,000,000 to First Union Bank to be held in an escrow fund for one year. The purchase price was financed from CACI's line of credit with a group of banks. As described in the Asset Acquisition Agreement, attached hereto as Exhibit 99.2, additional sums will be paid to net.com upon (i) achievement of succession events relating to certain of net.com's contracts with the U.S. Government and (ii) pursuant to a Royalty Agreement that provides for royalty payment based on maintenance revenue earned by CACI following the acquisition.

The Federal Services Business includes approximately 185 employees, and provides secure network services offerings including network engineering and design, implementation, installation and integration, as well as network maintenance and management. Clients include intelligence agencies and major departments within the Federal Government. The acquisition of the Federal Services Business strengthens CACI's ability to serve as a single, focused provider of network services.

A copy of the Registrant's press release regarding CACI's completion of the purchase of the Federal Services Business of net.com is attached as an Exhibit 99.1 to this current report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) (1) FINANCIAL STATEMENTS. Audited financial statements of the Federal Services Business of N.E.T. Federal, Inc., a subsidiary of Network Equipment Technologies, Inc., for the fiscal year ended March 31, 2000, with Independent Accountant's Report, and unaudited financial statements for the six-month period ended September 30, 2000 ~~shall be filed not later than 60 days after the date that this initial report on Form 8-K is filed~~.

* * * * *

FEDERAL SERVICES BUSINESS
OF N.E.T. FEDERAL, INC.

Statement of Net Assets To Be Sold
as of March 31, 2000 and September 30, 2000
(Unaudited) and Statement of Net Sales, Cost of
Sales and Direct Operating Expenses for the Year
Ended March 31, 2000 and the Six-Month Periods
Ended September 30, 2000 and 1999 (Unaudited),
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Network Equipment Technologies, Inc.:

We have audited the accompanying statement of net assets to be sold of the Federal Services Business (the "Business") of N.E.T. Federal, Inc. ("Federal") (a subsidiary of Network Equipment Technologies, Inc.) ("N.E.T.") as of March 31, 2000, and the related statement of net sales, cost of sales and direct operating expenses for the year then ended. These financial statements are the responsibility of N.E.T.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets of the Business to be sold pursuant to the Asset Purchase Agreement (the "Agreement") described in Note 1 and net sales, cost of sales and direct operating expenses. Such financial statements are not intended to be a complete financial statement presentation of the Business to be sold and may not be indicative of conditions that would have existed or results that would have occurred had the Business operated as an unaffiliated entity.

In our opinion, such financial statements present fairly, in all material respects, the net assets as of March 31, 2000, of the Business to be sold pursuant to the Agreement, and the net sales, cost of net sales and direct operating expense for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

December 15, 2000

FEDERAL SERVICES BUSINESS OF N.E.T. FEDERAL, INC.

STATEMENTS OF NET ASSETS TO BE SOLD
YEAR ENDED MARCH 31, 2000 (In thousands)

	March 31, 2000	September 30, 2000 (Unaudited)
ASSETS:
Accounts receivable, net of allowances of $354 at March 31, 2000 and $460 at September 30, 2000	$6,729	$8,749

Property, plant and equipment, net (Note 3)	415	269
Cost of undelivered inventory (Note 4)	2,147	2,345
Spares inventory, net (Note 4)	1,853	1,655
Other assets	16	46

Total assets	11,160	13,064

LIABILITIES:
Accounts payable	827	928
Accrued liabilities (Note 5)	1,974	2,338
Other liabilities	212	181

Total liabilities	3,013	3,447

NET ASSETS TO BE SOLD	$8,147	$9,617

See notes to financial statements.

FEDERAL SERVICES BUSINESS OF N.E.T. FEDERAL, INC.

STATEMENTS OF NET SALES, COST OF SALES
AND DIRECT OPERATING EXPENSES
YEAR ENDED MARCH 31, 2000 (In thousands)

	Year Ended March 31,	Six-Month Periods Ended September 30,

	2000	2000	1999
		(Unaudited)

SALES	$49,687	$24,515	$23,841

COST OF SALES	31,090	15,797	15,183

GROSS PROFIT	18,597	8,718	8,658

DIRECT OPERATING EXPENSES:
Sales and marketing	1,030	529	504
General and administrative	325	165	159

Total direct operating expenses	1,355	694	663

EXCESS OF NET SALES OVER COST OF SALES AND DIRECT OPERATING EXPENSES	$17,242	$8,024	$7,995

See notes to financial statements.

FEDERAL SERVICES BUSINESS OF N.E.T. FEDERAL, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2000

1.	BACKGROUND AND BASIS OF PRESENTATION

N.E.T. Federal, Inc. ("Federal") is a supplier of multiservice wide area networks and associated services used by enterprises, government organizations and carriers worldwide.

The accompanying financial statements have been prepared for the purpose of presenting the net assets of the Federal Services Business (the "Business") to be sold pursuant to the the Asset Acquisition Agreement (the "Agreement") dated October 18, 2000 between Network Equipment Technologies, Inc. ("N.E.T.") and CACI International Inc ("CACI"), and the net sales, cost of sales and direct operating expenses for the year ended March 31, 2000. The transaction was effective on December 2, 2000. Pursuant to the Agreement, Federal sold to CACI all the tangible and intangible assets constituting the Business, including identified spare parts related to the Business' installed base of products, and CACI assumed and discharged Federal of certain liabilities, as defined in the Agreement, in exchange for consideration totaling $40 million, of which $13 million will be payable contingent upon the earlier of the award of a successor contract, as defined, allowing CACI to continue to provide services and to perform work for DISA, a government agency, or the effective date of an arrangement that permits Federal or its successor to continue to provide services to perform work for DISA substantially similar to the work performed under the AFNET contract for a period extending beyond June 30, 2003. Additional payments of up to $3 million may be made to Federal subject to CACI's ability to continue the work performed by Federal on the AFNET contract beyond June 30, 2003.

The net assets of the Business consist primarily of the assets and liabilities constituting the government service-related business of Federal. The Business' operations are exclusively conducted in the United States of America.

Historically, financial statements have not been prepared for the Business and the accompanying financial statements are derived from the historical accounting records of Federal. The financial statements are not intended to be a complete presentation of the Business' financial position, results of operations and cash flows as of the date and for the period presented and may not be indicative of the results after the acquisition by CACI.

The statement of net sales, cost of sales and direct operating expenses include all revenues and expenses directly attributable to the Business, including allocations for operating costs incurred by N.E.T. or Federal on behalf of the Business. General costs incurred by N.E.T. Corporate (treasury, corporate governance and overheads), interest and income tax expense have not been allocated to the Business as N.E.T. and Federal systems and procedures do not provide for a reasonable cost allocation. Accounts receivable, other assets, accounts payable and accrued liabilities have been reflected in the accompanying statement of net assets to be sold in compliance with the terms of the Agreement. Spare parts inventory and property, plant and equipment have been included on a specific identification basis.

The accompanying unaudited financial information as of September 30, 2000 and for the six-month periods ended September 30, 2000 and 1999 reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. Such adjustments are of a normal, recurring nature. Results for interim periods may not be indicative of results for a full year.

2.	SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition: Federal recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured. Revenue includes revenue from service contracts, which is recognized ratably over the contract period, and revenue from other services, such as systems integration, installation and training, which is recognized when the service is performed.

Spares Inventory: The Business inventory cost data has been combined with similar data from other Federal products for purposes of applying the FIFO method of accounting. The Business has been allocated a pro rata portion of the federal FIFO reserve based on the relative inventory levels of Federal. The Company amortizes spares inventory using the declining balance method over seven years.

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of generally three to ten years.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed of: In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of these assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Financial Statement Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such management estimates include, but are not limited to, the allowances for potentially uncollectible accounts receivable, and certain reserves and accruals.

Credit Risks: Federal's credit evaluation process and the reasonably short collection terms help to mitigate credit risk. Federal typically does not require collateral or other security to support accounts receivable. While Federal does maintain allowances for potential credit losses, actual bad debt losses have not been material or outside of management for potential credit losses, actual bad debt losses have not been material or outside of management's expectations.

Recently Issued Accounting Standards: In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," which summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. Federal believes that its revenue recognition policy complies with the provisions of SAB No. 101.

3.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of:

	March 31, 2000	September 30, 2000 (Unaudited)

Machinery and equipment	$2082	$2144
Office furnishings, fixtures and equipment	426	364

Total	2508	2508
Accumulated depreciation	(2093)	(2239)

Net	$415	$269

Depreciation expense was $329,000, $146,000 and $149,000 for the year ended March 31, 2000 and the six-month periods ended September 30, 2000 and 1999, respectively.

4.	SPARES INVENTORY

Spares inventory consist of (in thousands):

	March 31, 2000	September 30, 2000 (Unaudited)

Spares	$2,774	$2,774
Accumulated amortization	(921)	(1,119)

Net	$1,853	$1,655

Amortization expense was $396,000, $198,000 and $198,000 for the year ended March 31, 2000 and the six-month periods ended September 30, 2000 and 1999, respectively.

The cost of undelivered inventory represents the cost of the spares which may be delivered at CACI's election and up to an aggregate carrying amount on Federal's books of $4 million.

5.	ACCRUED LIABILITIES

Accrued liabilities consist of:

	March 31, 2000	September 30, 2000 (Unaudited)

Accrued compensation	$873	$988
Accrued professional services	923	1204
Other	178	146

Total	$1974	$2338

* * * * *

(b) (2) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information relative to the acquisition of the Federal Services Business for the most recent fiscal year ended June 30, 2000, and for the quarter ended September 30, 2000 ~~, shall be filed not later than 60 days after the date that this initial report on Form 8-K is filed~~.

The following CACI proforma condensed consolidated statements of operations for the year ended June 30, 2000 and for the quarter ended September 30, 2000, and the balance sheet as of September 30, 2000 are unaudited and have been prepared on a pro forma basis to give effect to the acquisition of the Federal Services Business of N.E.T. Federal, Inc. as if the transaction had occurred on July 1, 1999.

The pro forma condensed consolidated statements of operations for the year ended June 30, 2000 and for the quarter ended September 30, 2000 do not purport to represent what CACI's result of operations would actually have been had the transaction in fact occurred on the aforementioned date, or to project CACI's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of both CACI and Network Equipment Technologies, Inc., including the notes thereto.

* * * * *

CACI INTERNATIONAL INC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended June 30, 2000
(dollars in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma

Revenues	$490,473	$49,998	(1)	$540,471

Costs and expenses
Direct costs	288,378	31,839	(1)	320,217
Indirect costs and selling expenses	157,936	1,376	(1)	159,312
Depreciation and amortization	8,038	-	(1)	8,038
Goodwill amortization	3,929	1,136	(2)	5,065

Total operating expenses	458,281	34,351		492,632

Operating income	32,192	15,647		47,839
Interest expense	3,346	1,752	(2)	5,098

Income before income taxes	28,846	13,895		42,741
Income taxes	11,248	5,419	(3)	16,667

Income from continuing operations	17,598	8,476		26,074

Loss from operations of discontinued operations	(320)			(320)
Gain on disposal of COMNET products business	21,134	-		21,134

Net income	38,412	8,476		46,888

Basic earnings per share	$3.40	$0.75		$4.15
Diluted earnings per share	$3.32	$0.73		$4.05
Average shares outstanding	11,310	11,310		11,310

Average shares and equivalent shares outstanding	11,577	11,577		11,577

(1)	Represents the historical results of the federal services business and related assets of N.E.T. Federal Inc. for the year ended June 30, 2000.

(2)	Adjustments include estimated additional interest expense of $1,752 on the line of credit and $1,136 of goodwill amortization associated with the acquisition.

(3)	To record benefit from additional interest and amortization expenses and reflect the estimated income tax at the Company's historical tax rate.

CACI INTERNATIONAL INC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Quarter Ended September 30, 2000
(dollars in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma

Revenues	$126,295	$12,349	(1)	$138,644

Costs and expenses
Direct costs	75,961	7,780	(1)	83,741
Indirect costs and selling expenses	39,426	347	(1)	39,773
Depreciation and amortization	1,971	-	(1)	1,971
Goodwill amortization	1,151	284	(2)	1,435

Total operating expenses	118,509	8,411		126,920

Operating income	7,786	3,938		11,724
Interest expense	651	438	(2)	1,089

Income before income taxes	7,135	3,500		10,635
Income taxes	2,783	1,365	(3)	4,148

Income from continuing operations	4,352	2,135		6,487

Discontinued operations	-	-		-

Net income	4,352	2,135		6,487

Basic earnings per share	$0.38	$0.19		$0.57
Diluted earnings per share	$0.38	$0.19		$0.56
Average shares outstanding	11,354	11,354		11,354

Average shares and equivalent shares outstanding	11,523	11,523		11,523

(1)	Represents the historical results of the federal services business and related assets of N.E.T. Federal, Inc. for the quarter ended September 30, 2000

(2)	Adjustments include estimated additional interest expense of $438 on the line of credit and an additional $284 of goodwill amortization associated with the acquisition.

(3)	To record benefit from additional interest and amortization expenses and reflect the estimated income tax at the Company's historical tax rate.

CACI INTERNATIONAL INC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2000
(dollars in thousands)

	Historical	Pro Forma Adjustments			Pro Forma

ASSETS

Current assets
Cash and equivalents	$3,587	$			$3,587
Accounts receivable, net	117,826		8,749	(1)	126,575
Deferred contract costs	1,116				1,116
Prepaid expenses and other	7,534				7,534

Total current assets	130,063		8,749		138,812

Property and equipment, net	16,629		269	(1)	16,898
Cost of undelivered inventory			2,345	(1)	2,345
Spares inventory, net			1,655	(1)	1,655
Accounts receivable, long term	4,594				4,594
Goodwill	74,513		14,863	(1) (2)	89,376
Deferred income taxes	2,638				2,638
Other assets	7,188		46	(1)	7,234

TOTAL ASSETS	$235,625		$27,927		$263,552

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$27,445		$5,637	(1) (3)	$33,082
Accrued compensation and benefits	20,330				20,330
Income taxes payable	2,503		6,784	(4)	9,287
Deferred income taxes	4,477				4,477

Total current liabilities	54,755		12,421		67,176

Long-term liabilities
Notes payable, long-term	37,141		25,900	(1) (5)	63,041
Other long term liabilities	2,287				2,287
Deferred income taxes	122				122

Total Liabilities	94,305		38,321		132,626

Stockholders' equity	141,320		(10,394)	(2)	130,926

TOTAL LIABILITIES AND STOCKHOLDERS'	$235,625		$27,927		$263,552

(1)
Represents the allocation of the net purchase price of $25,900 to all of the assets and liabilities of the federal services business of N.E.T. Federal, Inc. The excess of the purchase price over the fair value of the net assets acquired was estimated at $16,362 and will be amortized on a straight line basis over 15 years. The preliminary purchase price allocation may change during the year ending June 30, 2001 as additional information concerning the net asset valuations is obtained and as additional payouts are made in accordance with the asset acquisition agreement.

(2)	Represents the original estimate of $16,362 less estimated amortization in the amount of $1,499 for the fifteen month period ended September 30, 2000.

(3)	Includes the estimated interest expense associated with the acquisition in the amount of $2,190 for the fifteen month period ended September 30, 2000.

(4)	To record the benefit from additional interest and amortization expenses and reflect the estimated income tax at the Company's historical tax rate.
(5)	Reflects the increase in line of credit to purchase the federal services business of N.E.T. Federal, Inc.

* * * * *

(c) EXHIBITS.

99.1  Press Release dated December 6, 2000, announcing completion of the acquisition of the Federal Business Services of net.com.

99.2   Asset Acquisition Agreement by and among CACI International Inc, CACI, INC.-FEDERAL, N.E.T. Federal, Inc., and Network Equipment Technologies, Inc., dated as of October 18, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             CACI International Inc
                      (Registrant)

By:	/s/

Stephen L. Waechter Executive Vice President, Chief Financial Officer and Treasurer